Exhibit 99.1
NEWS RELEASE

Catalyst Biosciences Reports First Quarter 2017 Financial Results and Provides Corporate Update

-- Raised ~$20 million through an underwritten equity offering --

-- Factor IX Hemophilia B program milestone payment received after completion of IND-enabling toxicology studies --

-- Initiation of Hemophilia B Phase 1/2 proof-of-concept clinical trial planned for second quarter of 2017; interim clinical data expected in the second half of 2017 --

SOUTH SAN FRANCISCO, Calif. – May 11, 2017 – Catalyst Biosciences, Inc. (NASDAQ: CBIO), a clinical-stage biopharmaceutical company focused on developing novel medicines to address hematology indications, today announced financial results for the first quarter ended March 31, 2017.

“During the first quarter of this year we made significant progress with completion of the IND-enabling preclinical studies for our subcutaneous Factor IX program,” said Nassim Usman, Ph.D., Catalyst’s President and Chief Executive Officer. “With the IND approval in South Korea for our subcutaneous Factor IX candidate, CB 2679d/ISU304, we look forward to the initiation a Phase 1/2 proof-of-concept clinical trial in individuals with severe hemophilia B this quarter with the goal of providing a therapy with a simpler dosing method and improved long-term clinical outcomes.”

Recent Highlights

•

Raised $20.7 million through an underwritten public equity offering that included the full exercise of the underwriters’ over-allotment option to purchase additional shares and warrants on April 12, 2017

•	Achieved key milestones with CB 2679d/ISU304, the Company’s next-generation coagulation Factor IX, as follows:
–	Investigational New Drug (IND) application approved by the Korean Ministry of Food and Drug Safety (MFDS)
–	Completion of IND-enabling toxicology studies triggered a milestone payment from Catalyst’s collaboration partner, ISU Abxis
•	Advanced the development of marzeptacog alfa (activated), the Company’s next-generation Factor VIIa, including the following accomplishments:
–	Received notice from the European Patent Office that the opposition period, for a patent granted to Catalyst, has expired and no opposition has been filed

Exhibit 99.1
NEWS RELEASE

–	Selected a global contract research organization, INC Research, to conduct the Phase 2/3 efficacy clinical trial of marzeptacog alfa (activated) in individuals with hemophilia A or B with an inhibitor

Anticipated Milestones

•

CB 2679d/ISU304: Initiate a Phase 1/2 proof-of-concept clinical trial in individuals with severe hemophilia B in the second quarter of 2017; the trial will be conducted by Catalyst’s collaborator, ISU Abxis (KOSDAQ: 086890) in South Korea

•	Marzeptacog alfa (activated): Initiate the Phase 2 part of a Phase 2/3 efficacy clinical trial in individuals with hemophilia A or B with an inhibitor in the fourth quarter of 2017

Financial Results for the First Quarter and Year Ended March 31, 2017

•

Contract revenue for the three months ended March 31, 2017 was $0.3 million, compared with $0.1 million for the prior year period. The increase in contract revenue was due to the milestone revenue from ISU Abxis of $0.2 million.

•

Research and development expense for the three months ended March 31, 2017 was $2.1 million, compared with $2.3 million for the prior year period. The decrease was due primarily to a decrease in personnel-related costs in connection with a reduction in workforce in 2016.

•	General and administrative expense for the three months ended March 31, 2017 was $2.4 million, which was flat compared with the prior year period.
•

Interest and other income for the three months ended March 31, 2017 was $0.03 million, compared with $1.0 million for the prior year period. The decrease was due primarily to a $1.0 million gain recognized in 2016 related to the change in fair value of the derivative liability in 2016.

•

Net loss for the three months ended March 31, 2017 was $4.1 million, or ($4.57) per basic and diluted share, compared with $3.6 million, or ($4.71) per basic and diluted share, for the prior year period.

•

Cash, cash equivalents and short-term investments as of March 31, 2017 were $14.5 million, not including the $20.7 million raised through the underwritten public equity offering and $3.5 million raised through the Company’s at-the-market offering program with JonesTrading. The Company believes that its existing capital resources will be sufficient to meet its projected operating requirements for at least the next 12 months.

•

As of March 31, 2017, there were approximately 1.0 million shares of common stock and as of May 4, 2017, the Company had approximately 4.26 million shares of common stock and 5,750 shares of preferred stock (convertible into an aggregate of 1.15 million shares of common stock).

About Catalyst Biosciences
Catalyst is a clinical-stage biopharmaceutical company focused on developing novel medicines to address hematology indications. Catalyst is focused on the field of hemostasis, including the subcutaneous prophylaxis of hemophilia and facilitating surgery in individuals with hemophilia. Catalyst’s most advanced program is an improved next-generation coagulation Factor VIIa

Exhibit 99.1
NEWS RELEASE

variant, marzeptacog alfa (activated), that has successfully completed an intravenous Phase 1 clinical trial in individuals with severe hemophilia A or B. Catalyst is also developing a next-generation Factor IX variant, CB 2679d/ISU304, that is IND-approved in South Korea. For more information, please visit www.catbio.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statement of historical facts, included in this press release regarding our strategy, future operations, and plans are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Catalyst’s clinical trial timelines, including the anticipated initiation of a Phase 1/2 clinical trial  for Factor IX CB 2679d/ISU304 in the second quarter of 2017 and the entry of marzeptacog alfa (activated) into a subcutaneous efficacy trial in 2017, the potential uses and benefits of subcutaneously dosed marzeptacog alfa (activated) and CB 2679d/ISU304, and the Company’s belief regarding sufficiency of its existing capital resources to meet its projected operating requirements for at least the next 12 months. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Catalyst makes, including, but not limited to, the risk that clinical trials and studies may be delayed and may not have satisfactory outcomes, that potential adverse effects may arise from the testing or use of Catalyst’s products, the risk that costs required to develop or manufacture Catalyst’s products will be higher than anticipated, competition and other factors that affect our ability to successfully develop and commercialize our product candidates described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. Catalyst does not assume any obligation to update any forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Fletcher Payne, CFO	Denise Powell
Catalyst Biosciences, Inc.	Red House Consulting, LLC
+1.650.871.0761	+1.510.703.9491
investors@catbio.com	denise@redhousecomms.com

Exhibit 99.1
NEWS RELEASE

Catalyst Biosciences, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,533	$10,264
Short-term investments	—	6,800
Restricted cash	12,735	19,468
Accounts receivable	227	31
Prepaid and other current assets	1,041	958
Total current assets	28,536	37,521
Restricted cash, noncurrent	125	125
Property and equipment, net	399	444
Total assets	$29,060	$38,090
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$899	$837
Accrued compensation	645	596
Other accrued liabilities	730	805
Deferred revenue, current portion	259	283
Deferred rent, current portion	40	41
Redeemable convertible notes	12,651	19,403
Total current liabilities	15,224	21,965
Deferred revenue, noncurrent portion	—	47
Deferred rent, noncurrent portion	—	7
Total liabilities	15,224	22,019
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares and no shares authorized and outstanding at both March 31, 2017 and December 31, 2016	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 1,000,036 and 801,756 shares issued and outstanding at March 31, 2017 and December 31, 2016	2	1
Additional paid-in capital	165,954	164,053
Accumulated other comprehensive income (loss)	—	(1)
Accumulated deficit	(152,120)	(147,982)
Total stockholders’ equity	13,836	16,071
Total liabilities and stockholders’ equity	$29,060	$38,090

The accompanying notes are an integral part of these condensed consolidated financial statements.

Exhibit 99.1
NEWS RELEASE

Catalyst Biosciences, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Contract revenue	$271	$109
Operating expenses:
Research and development	2,061	2,286
General and administrative	2,381	2,395
Total operating expenses	4,442	4,681
Loss from operations	(4,171)	(4,572)
Interest and other income, net	33	980
Net loss	$(4,138)	$(3,592)
Net loss per common share, basic and diluted	$(4.57)	$(4.71)
Shares used to compute net loss per common share, basic and diluted	906,048	762,007

The accompanying notes are an integral part of these condensed consolidated financial statements.